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                                                                   EXHIBIT 10.50

                                 PROMISSORY NOTE

$56,307.15                                                        March 11, 1998

      FOR VALUE RECEIVED, the undersigned Douglas B. Hauff ("Borrower") does hereby promise to pay to the order of Gargoyles, Inc. ("Gargoyles"), in lawful money of the United States of America, the principal sum of Fifty-Six Thousand Three Hundred Seven and 15/100 Dollars ($56,307.15) together with interest thereon accruing from December 31, 1997, until paid in full as stated herein.

      1. Interest Rate. The outstanding principal balance of this Note shall bear interest at a rate equal to 5.75% per annum.

      2. Maturity. The entire principal balance of this Note, plus all accrued and unpaid interest, and all other amounts owing hereunder, shall be due and payable in full on February 15, 1999.

      3. Application of Payments; Prepayment. Each payment hereunder shall be applied first to the payment of interest then accrued on the unpaid balance under this Note, and the remainder, if any, shall be applied to the reduction of principal. This Note may be prepaid in whole or in part at any time or times with no prepayment penalty or additional cost of any kind. Upon payment in full of the principal and accrued interest thereon, this Note shall be canceled, shall be of no further force or effect, and shall be returned to Borrower, and any instruments securing repayment hereof shall be fully reconveyed and released.

      4. Default; Default Interest Rate. This Note shall be in default if Borrower fails to pay this Note when due or fails to pay or perform any of its obligations under the Pledge Agreement. If a default occurs, the holder of this Note shall be entitled to declare the entire unpaid principal balance and all accrued and unpaid interest thereon immediately due and payable and may proceed to protect and enforce its rights either by suit in equity and/or law or any other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in any document or agreement securing payment hereof, including the Pledge Agreement. After such default the principal balance shall bear interest at a rate per annum of twelve percent (12%) until the default is cured.

      5.    Attorneys' Fees and Costs. If a default occurs hereunder and this
Note is placed in the hands of an attorney for collection of any amount called for herein, Borrower shall be liable for all costs of collection, including without limitation reasonable attorneys fees and costs.

      6. Applicable Law. This Note shall be construed according to the law of the state of Washington.


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      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first written above.


  /s/ DOUGLAS B. HAUFF
---------------------------
Douglas B. Hauff


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